Exhibit (c)(4)

Project Motion Process Update Strictly Private and Confidential June 28, 2012

Executive Summary and Process Review RBC was engaged on February 29th, 2012 to explore a potential transaction Commencing on April 10th, RBC contacted 18 parties 14 parties showed potential interest 9 parties executed an NDA 8 parties held management meetings and subsequent follow-ups RBC sent bid instruction letters to 4 parties, however, no parties bid at this time [***] [***] [***] [***] RBC remains in dialogue with 2 parties: [***] and [***] continue to be engaged and are still evaluating A few of the parties who have passed will likely revisit at a later time: [***], [***], [***] and [***] RBC would like to discuss and review with the Board a summary of the process, selected feedback and potential next steps [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Process Summary RBC has conducted a fulsome outreach that included 18 potential buyers 14 potential buyers, or approximately 78% of those contacted, expressed interest 8 potential buyers held management meetings 2 potential buyers continue to evaluate [***] has requested a follow-up technology meeting Contacted Evaluated Held Management Meetings Currently Evaluating Process Results 0 2 8 12 18 Bid Submitted PASSED: PASSED: PASSED: [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

Feedback and Key Concerns from Interested Parties that Passed [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. Feedback / Key Concerns [***] - Impressed by what the team has accomplished - Concerned about taking on fab & operations - too far outside current model - Want to stay platform agnostic if there will be growth in sensor MCUs [***] - Took a hard look that included multiple meetings - Feel there is a need for a hard gyro in the near term for high end - Concerned that mobile space is very competitive with little space for new entrants and growth - Company's differentiation difficult for them to grasp - Would like to see new products (mobile and auto) in production and additional Tier 1 wins [***] - Initially very interested - explored technology synergies (stacking power management + MEMS) - Feel there exists heavy reliance on one individual (Yang Zhao) - Concerned about complexity of fab & operations - Would like to see how the Company executes on roadmap and return of revenue growth [***] - Overall, they like the Company and team - Feel there is too much overlap currently with what they are already doing with accelerometers and had difficulty seeing what differentiates the Company's magnetometers [***] - Initially very interested - Explored potential synergies across multiple divisions (mobile, auto, and industrial) - In the end, had difficulty seeing how they grow the business at this time - Feel there is too much risk in light of other projects they have underway - would like to see additional customer traction and how launch of new products is received [***] - Concerned it is going to be difficult to drive integration and it will take longer than expected - Not convinced of growth trajectory of integrated products - Interested in Crossbow assets - Waiting to see how integration of Company's additional products (3D accelerometer and gyroscope) progress and how competition pans out

APPENDIX

Call Log Summary [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] Not Proceeding Company Have Contacted Acknowledged / Evaluating Sent Teaser Sent NDA Executed NDA Scheduled Mgmt. Mtg. Held Meeting Bid Submitted Not Proceeding